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                                                                      EXHIBIT 99
                               [STERN & CO. LOGO]
                   INVESTOR RELATIONS - MEDIA COMMUNICATIONS

 CONTACT:

                  Michael Cimini, IR
                  Stan Froelich, Media
                  Stern & Co.
                  (212) 888-0044

                                                           FOR IMMEDIATE RELEASE



           SOURCE COMPLETES ACQUISITION OF HUCK STORE FIXTURE COMPANY


ST. LOUIS, SEPTEMBER 30, 1999 -- THE SOURCE INFORMATION MANAGEMENT COMPANY (NASDAQ: SORC) announced today it has completed its acquisition of Illinois-based Huck Store Fixture Company, a major privately held manufacturer and supplier of custom wood displays to national retailers including Kmart and Borders Books. The acquisition is expected to be accretive to earnings in the fourth quarter of fiscal 2000 and increase the Company's annual run rate to more than $100 million.

The acquisition included Huck Store's letter of intent to acquire Arrowood, Inc., another privately held manufacturer of wooden display fixtures. That acquisition closed this week for a purchase price of $939,000 in cash and Source's note for $200,000.

The purchase price of Huck Store will be equal to four times the average of Huck's earnings before interest, depreciation and amortization (EBITDA) for fiscal years 1998 and 1999 (ending in November) less approximately $6.8 million of debt assumed by Source. Source paid a portion of the purchase price, consisting of $3 million cash and 100,000 shares of Source Common Stock, at closing.

Huck Store will also be entitled to an earnout payment in the amount (if any) by which four times the average of Huck's EBITDA for its years ending in November, 1999 and 2000 exceed four times its average EBITDA for its years ending November, 1998 and 1999.

Both the purchase price and the earnout will be paid 70% in cash and 30% in Source common shares, with shares valued for such purposes at $11.375 per share.

                      551 Madison Avenue New York, NY 10022
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Huck Store Fixture Company reported EBITDA of $4,177,000 for the fiscal year ended November 7, 1998. Huck projects fiscal 1999 EBITDA of approximately $7 million.

S. Leslie Flegel, Source Chairman and Chief Executive, said, "Our acquisition of Huck Store and Arrowood enables Source to meet an increasing demand for customized wooden display fixtures from our major retail customers. These additional resources will significantly enhance our marketing program for display fixtures and expand our major retail customer base by building custom displays with full service support."

"This strategic broadening of our base business provides access to new markets, solidifies existing relationships, and further strengthens our leading position as the front end one-stop shop for retailers," Flegel added.

Source is a leading provider of information and management services for retail magazine sales to U.S. and Canadian retailers and magazine publishers. Source is also a leading manufacturer of display racks used by retailers at check-out counters. From its base businesses, industry knowledge and relationships with retailers, publishers and vendors of mass merchandise products, Source has developed its Interactive Communications Network website that gives retailers and publishers a forum for communication and e-commerce.

The information contained in this release includes statements regarding matters which are not historical facts (including statements regarding the plans, beliefs or expectations of The Source Information Management Company) which are forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words "believes", "anticipates", "intends", "expects" and similar expressions are intended to identify forward-looking statements. Because such forward-looking statements involve certain risks and uncertainties, the Company's actual results and the timing of certain events could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to the Company's dependence on the marketing and distribution strategies of publishers and other vendors; the Company's ability to access check-out area information; risks associated with the Company's Advance Pay Program, including problems collecting incentive payments from publishers; demand for display racks; the Company's ability to successfully implement its growth strategy; competition; the Company's ability to effectively manage its expansion; and general economic and business conditions nationally, in the Company's markets and its industry. Investors are also directed to consider other risks and uncertainties discussed in other reports previously and subsequently filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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